UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EVERGREEN SOLAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlboro, Massachusetts 01752
www.evergreensolar.com

____________

NOTICE OF ANNUAL MEETING
To be Held on July 25, 2007
____________

To the Stockholders of Evergreen Solar, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Evergreen Solar, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, July 25, 2007, at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752, to consider and act upon the following proposals:

1.	To elect Richard M. Feldt and Edward C. Grady as Class I Directors for a term of three years;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Only Stockholders of record at the close of business on May 30, 2007 are entitled to notice of and to vote at the Annual Meeting.

     All Stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to submit your proxy as promptly as possible by following the instructions on the enclosed proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any Stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

MICHAEL EL-HILLOW
Secretary

Marlboro, Massachusetts
June 25, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

- i -

EVERGREEN SOLAR, INC.
138 Bartlett Street
Marlboro, MA 01752

____________

PROXY STATEMENT
June 25, 2007
____________

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Evergreen Solar, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, July 25, 2007 (the “Annual Meeting”) at 10:00 a.m., local time, at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752, or at any adjournments or postponements thereof. Our Annual Report to Stockholders for the fiscal year ended December 31, 2006, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying notice and form of proxy are being mailed to stockholders on or about June 25, 2007.

RECORD DATE AND SHARE OWNERSHIP

     The Board of Directors has fixed the close of business on May 30, 2007 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of May 30, 2007, an aggregate of 100,647,678 shares of our common stock were issued and outstanding.

VOTING AND PROXIES

     The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

Voting Procedures for Record Holders

     If you hold a stock certificate in your name for our common stock or if you have been granted unvested restricted stock awards, you are the owner of record. If you attend the meeting, you may vote in person. If you want to vote by proxy, there are three ways you may vote, each of which is valid under Delaware law, our state of incorporation:

1.	Access the Internet address on the proxy card and follow the instructions at that site,

2.	Call the toll-free telephone number listed in the voting instructions attached to the proxy card and follow the telephone prompts, OR

3.	Complete, sign, date, and return the enclosed proxy card to the address provided on the proxy card.

     Please have the voting form in hand when voting by Internet or telephone.

Voting Procedures for Shares in Street Name

     If your shares of our common stock are held in the name of a brokerage house or financial institution, you are a beneficial owner and the brokerage house or the financial institution holding your shares is the record holder. This is often referred to as being held in “street name.” You must follow the voting directions given by the brokerage house or financial institution.

Revocation of Proxy

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy to be revoked, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, MA 01752, Attention: Michael El-Hillow, Secretary, at or before the taking of the vote at the Annual Meeting.

QUORUM AND VOTES REQUIRED

     The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of determining the presence of a quorum. In addition, both abstentions and broker non-votes are counted as present or represented for purposes of determining the presence of a quorum.

     In the election of directors, the two persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected.

     All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

     The persons named as attorneys-in-fact in the proxies, Richard M. Feldt and Michael El-Hillow, were selected by the Board of Directors and are executive officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name in the space provided on the proxy. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

     Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This proxy statement and form of proxy are being sent to you in connection with this request and have been prepared for the Board of Directors by our management.

PROXY SOLICITATION COSTS

     The Company is bearing the cost of preparing, assembling, printing and mailing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges that you incur. If you choose to vote by telephone, you are responsible for charges you may incur.

OTHER INFORMATION

     Our Annual Report on Form 10-K for the fiscal year 2006 is being mailed to stockholders along with this Proxy Statement. STOCKHOLDERS MAY REQUEST ANOTHER FREE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 2006, EXHIBITS THERETO AND OTHER FINANCIAL INFORMATION BY CONTACTING EVERGREEN SOLAR, INC., 138 BARTLETT STREET, MARLBORO, MA 01752, ATTENTION: MICHAEL EL-HILLOW, SECRETARY.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of May 30, 2007, or the measurement date, by: (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all of our current directors and Named Executive Officers as a group. Unless otherwise indicated, the address for each beneficial owner is c/o Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752.

     The following table is based on information supplied by our officers, directors, principal stockholders and Schedules 13D and 13G filed with the United States Securities and Exchange Commission (the “SEC”). The number of shares of our common stock beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the SEC. Under the SEC rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares that the individual or entity has the right to acquire on or before July 29, 2007 through the exercise of stock options or warrants, and any reference in the footnotes to this table to shares subject to stock options or warrants refers only to stock options or warrants that are so exercisable. For purposes of computing the percentage of outstanding shares of our common stock held by each person or entity, any shares that such person or entity has the right to acquire on or before July 29, 2007 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned. The inclusion in the table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Number	Percentage
	of Shares	of Shares of
	Beneficially	Common
Name and Address of Beneficial Owner	Owned (1)	Stock (2)
5% Stockholders:
DC Chemical Co., Ltd (3)	15,173,125	15.08%
Oriental Chemical Building
50, Sogong-dang, Jong-gu, Seoul, 100-718 Korea
FMR Corp Entities (4)	10,329,167	10.26%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP (5)	9,527,011	9.47%
75 State Street
Boston, MA 02109
Current Named Executive Officers and Directors:
Richard M. Feldt (6)	2,093,490	2.05%
Richard G. Chleboski (7)	593,534	*
Michael El-Hillow (8)	322,442	*
Gary T. Pollard (9)	282,763	*
Dr. J. Terry Bailey (10)	285,000	*
Dr. Brown F. Williams (11)	399,410	*
Tom L. Cadwell (12)	15,677	*
Allan H. Cohen (13)	36,875	*
Dr. Peter W. Cowden (14)	19,644	*
Edward C. Grady (15)	28,125	*
Dr. Gerald L. Wilson (16)	32,500	*
All current executive officers and directors as a group (11 persons) (17)	4,109,460	4.00%

____________________

*	Less than one percent of the outstanding shares of class.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership is based upon 100,647,678 shares of common stock outstanding as of the measurement date, which includes the additional 17,250,000 shares of common stock issued in the Company’s public offering that closed on May 30, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after the measurement date are deemed outstanding for computing the percentage ownership of the person holding such options, as the case may be, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Includes 10,750,000 shares of restricted common stock. The restrictions on these shares will be removed when 500,000 kilograms of polysilicon are delivered to the Company.

(4)	Based solely on reports filed by the entity with the Securities and Exchange Commission on February 14, 2007, includes 10,284,367 shares of common stock held by Fidelity Management & Research Company and 44,800 shares held by Pyramis Global Advisors Trust Company, but does not include any shares purchased in the Company’s public offering that closed on May 30, 2007. Also includes 811,908 shares of common stock issuable upon conversion of currently convertible 4.375% Convertible Subordinated Notes.

(5)	Based solely on reports filed by the entity with the Securities and Exchange Commission on March 12, 2007, consists of 9,527,011 shares of common stock held by Wellington Management Company, LLP, but does not include any shares purchased in the Company’s public offering that closed on May 30, 2007.

(6)	Includes 1,300,500 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(7)	Includes 373,484 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(8)	Includes 22,442 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(9)	Includes 58,125 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(10)	Includes 65,000 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(11)	Includes 81,710 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(12)	Includes 15,677 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(13)	Includes 36,875 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(14)	Includes 19,644 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(15)	Includes 28,125 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(16)	Includes 32,500 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

(17)	For purposes of calculating the Percentage of Shares of common stock outstanding, the number of shares beneficially owned includes 2,034,082 shares of common stock issuable upon the exercise of options that may be exercised within 60 days from the measurement date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and holders of more than 10% of our common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all filings. Based solely on our review of the copies of such filings received by us with respect to the year ended December 31, 2006, or written representations by the Reporting Persons that no filings were required, we believe that all Reporting Persons complied with their Section 16(a) filing requirements during the year ended December 31, 2006, with the exception of one Form 4 filing by Gary Pollard that was filed 5 days late due to an administrative error.

PROPOSAL ONE

ELECTION OF DIRECTORS

     Our Board of Directors currently consists of six (6) members and is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders.

     Two Class I Directors will be elected at this Annual Meeting for a term of three years. The Class I nominees are Richard M. Feldt and Edward C. Grady, each of whom is currently serving as a Class I Director. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted FOR the election of Richard M. Feldt and Edward C. Grady, to hold office until the Annual Meeting to be held in 2010.

      Each of the nominees has indicated their willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The two persons receiving the highest number of “FOR” votes represented by shares of the Company’s common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

     The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with us, the year each nominee’s or director’s term will expire and the class of director of each nominee or director:

Nominee’s or Director’s Name
and Year Nominee or Director		Year Term	Class of
First Became a Director	Position(s) Held with the Company	Will Expire	Director
Nominees:
Richard M. Feldt (2003)	Chief Executive Officer, President	2010	I
	and Director
Edward C. Grady (2005)	Lead Director	2010	I
Continuing Directors:
Tom L. Cadwell (2007)	Director	2009	III
Allan H. Cohen (2005)	Director	2008	II
Dr. Peter W. Cowden (2006)	Director	2009	III
Dr. Gerald L. Wilson (2005)	Director	2008	II

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information regarding the Company’s directors and executive officers. Unless otherwise indicated, the age of each director and executive officer listed below is given as of May 30, 2007. The Company’s shareholders elect members of the Board of Directors to serve until their respective successors are elected and qualified or until earlier resignation or removal.

Name	Age	Position
Richard M. Feldt	56	Chief Executive Officer, President and
		Chairman of the Board of Directors
Dr. J. Terry Bailey	53	Senior Vice President, Marketing and Sales
Richard G. Chleboski	41	Vice President, Worldwide Expansion
Michael El-Hillow	55	Chief Financial Officer and Secretary
Gary T. Pollard	47	Vice President, Human Resources
Dr. Brown F. Williams	66	Vice President, Science and Engineering
Tom L. Cadwell (1)(2)	61	Director
Allan H. Cohen (1)(3)	57	Director
Dr. Peter W. Cowden (2)(3)	56	Director
Edward C. Grady (2)(3)	60	Lead Director
Dr. Gerald L. Wilson (1)(2)	68	Director
____________________

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.

CLASS I DIRECTORS (TERM EXPIRING IN 2007):

     Richard M. Feldt has served as President and Chief Executive Officer and a director since December 2003 and Chairman of the Board since January 2007. Previously, he was employed by Perseid, a developer of optical phased array technology created by Raytheon, where he served as Chief Executive Officer in 2002. From 2000 to 2001, Mr. Feldt served as Chief Operating Officer of SupplierMarket.com, a B2B internet supply chain management company that was sold to Ariba. From 1995 to 2000, Mr. Feldt was Senior Vice President and General Manager of Worldwide Operations at Symbol Technologies, a data transaction systems company. In addition, Mr. Feldt has held senior positions at A.T. Cross Company, Eastman Kodak Company and Spectra-Physics, Inc. He received a BS in Industrial Engineering from Northeastern University.

     Edward C. Grady has served as a director since September 2005. Mr. Grady has been President and Chief Executive Officer of Brooks Automation, Inc. (“Brooks”) since October 2004 and a director of Brooks since September 2003. From February 2003 until October 2004, Mr. Grady was President and Chief Operating Officer of Brooks. From October 2001 until February 2003, Mr. Grady served as a consultant to Brooks. From September 2000 until January 2003, Mr. Grady was a principal at Propel Partners LLC, an investment firm headquartered in Palo Alto, California. From December 1994 through February 2003, Mr. Grady served in a variety of positions for KLA-Tencor Corp., including Executive Senior Business Advisor from September 2001 until February 2003 and Executive Group Vice President from March 1998 until September 2001. Prior to joining KLA-Tencor Mr. Grady was the President and Chief Executive Officer of Hoya Micro Mask. Mr. Grady also currently serves on the board of directors of New Wave Research, Inc. and Integrated Materials. Mr. Grady received his MBA from the University of Houston in 1980 and a BS in Engineering from Southern Illinois University in 1972.

CLASS II DIRECTORS (TERM EXPIRING IN 2008):

     Allan H. Cohen has served as a director since September 2005. Mr. Cohen has been a senior member of Arthur Andersen LLP’s (“Andersen”) restructuring team since May 2002 and is one of a small number of individuals responsible for the winding down of Andersen’s professional services activities. Mr. Cohen was a partner with Andersen from 1984 through August 2002, serving in a variety of management roles. From 1996 to 2002, he served as the Tax Practice Director for Andersen’s northeast region (consisting of New York, New Jersey and New England) practice. From 1997 to 2002, Mr. Cohen served on both U.S. and global leadership teams with additional responsibility for knowledge and technology needs for Andersen Worldwide’s tax and legal practices. Since July 2005, Mr. Cohen has served on the board of directors of Plexus Financial Technologies, LLP, an early stage financial services software company. He is also the President of Temple Shalom of Newton, an 850 member Reform Jewish Congregation in the suburban Boston area. Mr. Cohen received his MBA from Rutgers Graduate School of Management in 1973 and his BA in Economics, with honors, from Rutgers College in 1972. Mr. Cohen is a Certified Public Accountant.

     Dr. Gerald L. Wilson has served as a director since July 2005. Dr. Wilson is the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology (MIT) and the former Dean of the School of Engineering at MIT. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. Dr. Wilson also served as the Chairman of the Science Advisory Board of General Motors Corporation and as the Chairman of the Science Advisory Board of Pratt and Whitney, a division of United Technologies Corporation. He is a director of NSTAR and Analogic Corporation. Dr. Wilson received his BS and MS in Electrical Engineering and his Sc.D. in Mechanical Engineering from MIT.

CLASS III DIRECTORS (TERM EXPIRING IN 2009):

     Tom L. Cadwell has served as a director since April 2007. Mr. Cadwell has served as the Executive Vice Chairman of the Board of Directors of Integrated Materials, Inc., a manufacturer of pure polysilicon products vital to semiconductor diffusion processes, since December 2006. From December 2002 until November 2006, Mr. Cadwell served as the President and Chief Executive Officer of Integrated Materials, Inc. From 2000 until February 2002, Mr. Cadwell served as the President and Chief Executive Officer of Tecstar, Inc., a leader in MOCVD processes for solar cells for satellite power systems as well as LEDs for leading edge applications. Prior to joining Tecstar, Mr. Cadwell held executive level positions in the semiconductor equipment and silicon wafer industries. Mr. Cadwell holds an MBA from Saint Louis University and a bachelors degree in civil engineering from the University of Missouri at Rolla.

     Dr. Peter W. Cowden has served as a director since October 2006. Dr. Cowden is the Founder and President of EDI (Executive Destinations, Inc.), an executive level coaching and organizational consulting firm. He started the company in February 1998. Dr. Cowden’s corporate career includes five years as a corporate human resource executive with Eastman Kodak Company. Dr. Cowden has also held senior human resource positions with Agfa/Compugraphics and Stone & Webster Engineering Corporation. Dr. Cowden received his doctorate from Harvard University in 1977, a masters degree from Yale University in 1976 and a bachelors degree from Claremont Mens College in 1972.

NON-DIRECTOR EXECUTIVE OFFICERS:

     Dr. J. Terry Bailey has served as Senior Vice President, Marketing and Sales since August 2004. Prior to this position, Dr. Bailey was a consultant for GE Power Systems from April 2004 to August 2004. From February 2003 to April 2004, Dr. Bailey served as Vice President of Marketing and Sales for AstroPower, Inc., a leading solar technology supplier which was acquired by General Electric in August 2004. Prior to that, Dr. Bailey served as the President and Chief Executive Officer of Salus Micro Technologies from February 1999 to November 2002. Dr. Bailey earlier served as Executive Vice President, Chief Operating Officer of NEC Technologies, Inc., a wholly owned subsidiary of NEC. Dr. Bailey earlier served as Senior Vice President, Marketing and Sales at NEC Technologies. Prior to NEC, Dr. Bailey was an executive at Apple, where he served in various positions, including Senior Vice President and General Manager for Apple’s Imaging Division. Dr. Bailey received a Ph.D. in Analytical Chemistry from Florida State University, specializing in nuclear magnetic resonance research and computer system graphics integration, and he received a BS in Chemistry from the University of Alabama.

     Richard G. Chleboski has served as Vice President of Worldwide Expansion since February 2006, Treasurer from August 1994 to February 2006 and Secretary from May 2000 to February 2006. Mr. Chleboski served as Chief Financial Officer from August 1994 until February 2006. From June 1995 until May 2003, Mr. Chleboski served as a director. From July 1987 until February 1994, Mr. Chleboski worked at Mobil Solar Energy Corporation, the solar power subsidiary of Mobil Corporation, where he was the Strategic Planner from March 1991 until February 1994 and a Process Engineer from 1987 until 1991. Mr. Chleboski received an MBA from Boston College and a BS in Electrical Engineering from the Massachusetts Institute of Technology.

     Michael El-Hillow served as Chairman of the Board of Directors from September 2005 to December 2006, and served as a director from August of 2004 until December 2006. Effective January 2007, Mr. El-Hillow was appointed Chief Financial Officer and Secretary of the Company, and resigned from the Board. Mr. El-Hillow was Chief Financial Officer of MTM Technologies, Inc. from January 2006 to September 2006. Mr. El-Hillow was Executive Vice President and Chief Financial Officer of Advanced Energy from October 2001 to December 2005. Prior to joining Advanced Energy, he was Senior Vice President and Chief Financial Officer of Helix Technology Corporation, a major supplier of high-vacuum products principally to the semiconductor capital equipment industry, from 1997 until 2001. Prior to Helix, he was Vice President Finance, Treasurer and Chief Financial Officer at A.T. Cross Company and an audit partner at Ernst & Young. Mr. El-Hillow received an MBA from Babson College and a BS in Accounting from the University of Massachusetts and he is a certified public accountant.

     Gary T. Pollard has served as Vice President, Human Resources since June 2004. Prior to joining the Company, Mr. Pollard worked as an independent consultant for regional and international companies in the high technology, healthcare, pharmaceuticals and food services sectors developing hiring, recruitment and HR programs, and designing benefit plans. From 1996 to 2002, he served as Vice President of Human Resources for The Mentor Network, a Boston-based company which had 6,000 employees spread across 150 locations in 22 states at the time he left the company. He was also Vice President of Human Resources for Advantage Health Corporation, and Director of Human Resources for Critical Care America. He has also held positions at Signal Capital Corporation, Martin Marietta Aerospace and General Electric Information Services. Mr. Pollard received a BA in Economics from Saint Michael’s College. He is a member of the Society of Human Resource Management.

     Dr. Brown F. Williams has served as Vice President, Science and Engineering since November 2004. Dr. Williams served as a director from 1999 and as Chairman of the Board of Directors from January 2004 until resigning from the Board of Directors in November 2004. From 1990 to 2003, Dr. Williams served as Chief Executive Officer and Chairman of the Board of Directors of Princeton Video Image, Inc., a company he founded in 1990. From 1988 to 1990, Dr. Williams was an independent consultant to venture capital firms. Dr. Williams has also held several research and managerial positions at RCA Laboratories from 1966 to 1998. He received a Ph.D., M.A. and A.B. and degrees in Physics from the University of California Riverside and was both a University of California Regents Fellow and a National Science Foundation Fellow.

CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS

INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has determined that each of Mr. Cadwell, Mr. Cohen, Dr. Cowden, Mr. Grady and Dr. Wilson has no relationship with the Company other than as a stockholder and as a result of service on the Board of Directors and each is independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Company’s director independence standards are contained in the Company’s Corporate Governance Guidelines of the Board of Directors, a copy of which is available under the “Investors” section of our website at www.evergreensolar.com. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Company other than as a stockholder and service on the Board of Directors and the committee(s) thereof and each is independent within the meaning of the Company’s and Nasdaq’s director independence standards.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors met 11 times (including telephonic meetings) during the fiscal year ended December 31, 2006 (“Fiscal 2006”). During the fiscal year ended December 31, 2006, each of our directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors (held during the period for which each has been a director) and all committees of the Board of Directors on which each served (during the periods that each served). Independent members of the Board of Directors of the Company meet in executive session without management present and are scheduled to do so at least five times during fiscal year 2007. Philip J. Deutch and Timothy Woodward’s terms as directors expired at the 2006 Annual Meeting of Stockholders.

POLICY ON DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

     The Company’s policy on director attendance at Annual Meetings is that all directors are expected to prepare for, attend in person and participate in the Annual Meeting of Stockholders of the Company. Excluding, Mr. Deutch and Mr. Woodward, whose terms as directors expired at the 2006 Annual Meeting of Stockholders, each director then in office attended the Company’s 2006 Annual Meeting of Stockholders in person or by teleconference.

SECURITY HOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Board of Directors provides to every security holder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the board, through an established process for security holder communication as follows:

     For communication directed to the Board of Directors as a whole, security holders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attn: Chairman of the Board of Directors

     For communication directed to an individual director in his or her capacity as a member of the Board of Directors, security holders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to the address below:

Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attn: [Name of Individual Director]

     The Company will forward by U.S. Mail any such security holder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such security holder communication is addressed to the address specified by each such director and the Chairman of the Board.

     More information regarding Security Holder – Board Communications is contained in our Policy Governing Director Nominations and Security Holder – Board Communications which may be obtained by written request sent to Evergreen Solar, Inc. Nominating and Corporate Governance Committee, 138 Bartlett Street, Marlboro, Massachusetts 01752.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consists of Mr. Cohen (Chair), Mr. Cadwell and Dr. Wilson. On April 25, 2007, the Board of Directors changed the composition of the Audit Committee, which previously consisted of Mr. Cohen, Mr. Grady and Dr. Wilson, following Mr. Cadwell’s appointment as a Class III director. Each of the members of the Audit Committee is independent within the meaning of the Company’s director independence standards and the applicable standards of Nasdaq and the SEC for audit committee membership. The Board of Directors has determined that Mr. Cohen is an “audit committee financial expert” under the rules of the SEC.

     The Audit Committee met four times during Fiscal 2006. The Audit Committee oversees our accounting and financial functions and periodically meets with our management and independent registered public accounting firm to review internal control over financial reporting and quarterly and annual financial reports.

     The primary functions of the Audit Committee are to (i) oversee the appointment, compensation and retention of the Company’s independent registered public accounting firm and to oversee the work performed by such accountants; (ii) establish policies for finance and accounting related consulting and advisory work, including but not limited to, tax and internal audit related issues; (iii) assist the Board of Directors in fulfilling its responsibilities by reviewing: (a) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (b) the Company’s internal control over financial reporting; (iv) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations; and (v) establish procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal control over accounting or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

     The Audit Committee operates under a written charter adopted by the Board of Directors setting out the functions the Audit Committee is to perform, which charter was originally adopted by the Board of Directors in May 2000 and restated in its entirety in each of April 2004, May 2005 and April 2006. A current copy of the Audit Committee Charter is available under the “Investors” section of our website at www.evergreensolar.com. The charter of the Audit Committee is reviewed on an annual basis by the Audit Committee. Following the Annual Meeting, the Audit Committee will consist of Mr. Cohen, Mr. Cadwell and Dr. Wilson.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors currently consists of Dr. Cowden (Chair), Mr. Grady and Mr. Cohen, each of whom is independent within the meaning of the director independence standards of the Company and of Nasdaq. On April 25, 2007, the Board of Directors changed the composition of the Compensation Committee, which previously consisted of Dr. Cowden, Mr. Grady and Dr. Wilson, following Mr. Cadwell’s appointment as a Class III director. The Compensation Committee met two times during 2006.

     The Compensation Committee reviews and evaluates the performance of the Company’s Chief Executive Officer and makes recommendations to the Board of Directors for approval regarding the appropriate level of base compensation,bonus and other incentive compensation. The Chief Executive Officer recommends to the Compensation Committee the appropriate level of base compensation, bonus and other incentive compensation for certain senior employees, including all executive officers. The Compensation Committee, in turn, makes recommendations to the Board of Directors for approval. Although it is the Compensation Committee’s responsibility to establish the grants to the executive officers of the Company, the total grants are presented to the Board of Directors for informational purposes. The Compensation Committee is also responsible for establishing general compensation policies and guidelines and for administering and making recommendations and awards under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan and the Company’s Amended and Restated 2000 Employee Stock Purchase Plan.

     The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the “Investors” section of our website at www.evergreensolar.com. Following the Annual Meeting, the Compensation Committee will consist of Dr. Cowden, Mr. Grady and Mr. Cohen.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of the Compensation Committee or person who was a member of such committee at any time during 2006 was at any time during the past year an officer or employee of the Company (or any of its subsidiaries), was formerly an officer of the Company (or any of its subsidiaries), or had any relationship with the Company requiring disclosure herein. The Compensation Committee operates under a written charter adopted by the Board of Directors setting out the functions the Compensation Committee is to perform.

     During the last fiscal year, none of our executive officers served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of our Board of Directors.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee of the Board of Directors was established on April 21, 2004 and currently consists of Mr. Grady (Chair), Mr. Cadwell, Dr. Cowden and Dr. Wilson, each of whom is independent within the meaning of the director independence standards of the Company and of Nasdaq. On April 25, 2007, the Board of Directors changed the composition of the Nominating and Corporate Governance Committee, which previously consisted of Mr. Cohen, Dr. Cowden and Dr. Wilson, following Mr. Cadwell’s appointment as a Class III director. The Nominating and Corporate Governance Committee met two times (including telephonic meetings) during 2006. The Nominating and Corporate Governance Committee is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the composition and structure of the Board of Directors; (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure compliance by the Board of Directors with its fiduciary duties to the Company and its stockholders.

     The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available under the “Investors” section of our website at www.evergreensolar.com. Following the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Mr. Grady, Mr. Cadwell, Dr. Cowden and Dr. Wilson.

DIRECTOR NOMINATIONS

Nominations by Stockholders

     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided that such recommendations are delivered pursuant to the Policy Governing Director Nominations and Security Holder – Board Communications. A copy of this policy may be obtained by writing to Evergreen Solar, Inc., Attn: Nominating and Corporate Governance Committee, 138 Bartlett Street, Marlboro, MA 01752. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors must give written notice to the Nominating and Corporate Governance Committee of the Company via one of three methods: (i) via U.S. Mail or Expedited Delivery to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, MA 01752, c/o Secretary of the Company; (ii) via facsimile at (508) 229-7722 or (iii) via email to the Chairman of the Nominating and Corporate Governance Committee at nominations@evergreensolar.com. Such notice must set forth all information that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder – Board Communications for each person whom such stockholder proposes to nominate. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates director candidates, including the criteria set forth in the Policy Governing Director Nominations and Security Holder – Board Communications, based on whether the candidate was recommended by a stockholder or otherwise.

Evaluation of Director Candidates

     Generally, the Nominating and Corporate Governance Committee identifies director candidates in consultation with management, through the use of search firms or other advisers, or through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through various means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process, including through interviews. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors.

     The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications. A member of the Board of Directors should have adequate experience in disciplines relevant to the business of the Company and be free from any relationship that would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of the Board of Directors.

     The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates for appointment to the committees of the Board of Directors.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) for the Company’s Chief Executive Officer, Chief Financial Officer and all other members of management, all directors and all employees and agents of the Company. The Code of Ethics is intended to promote the highest standards of honest and ethical conduct throughout the Company, full, accurate and timely reporting, and compliance with law, among other things. A copy of the Code of Business Conduct and Ethics is available under the “Investors” section of our website at www.evergreensolar.com.

     The Code of Business Conduct and Ethics prohibits any waiver from the principles of the Code of Ethics without the prior written consent of the Board of Directors. The Company intends to post on the Company’s website, www.evergreensolar.com, in accordance with the rules of the Securities and Exchange Commission any amendment of, and any waiver from, the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, or any person performing similar functions.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2006, and has discussed them with both management and the Company’s independent registered public accounting firm.

     The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. PricewaterhouseCoopers LLP has provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the Audit Committee that firm’s independence.

     Based on the review and discussions described above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

     Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE*

Allan H. Cohen (Chair)
Edward C. Grady **
Dr. Gerald L. Wilson

*	Tom L. Cadwell was appointed to the Audit Committee in April 2007.

**	Was a member of the Audit Committee until April 2007.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

     The Company’s executive compensation policies are designed to:

  provide compensation that attracts, motivates and retains experienced and well-qualified executives capable of leading the Company to meet its business objectives;

  recognize and reward performance of the Company’s executive officers, both as individuals and as members of a cohesive management team, in meeting certain strategic objectives;

  align the interests of the Company’s executive team with the corporate strategies and business objectives of the Company; and

  align the interests of the Company’s executive team with that of stockholders through long-term equity-based incentives.

     The Company’s executive officers receive a compensation package consisting of base salary, incentive cash bonuses, long-term equity incentive awards in the form of stock options and restricted stock awards, and participation in benefit plans generally available to all of the Company’s employees. The Company has chosen these elements of compensation to create a flexible package that reflects the long-term nature of the Company’s business and can reward both short and long-term performance of the Company and of each executive officer.

     In setting executive officer compensation levels, the Compensation Committee of the Board of Directors is guided by the following considerations:

  recommendations from the CEO based on individual executive performance and benchmarking data;

  a portion of each executive officer’s compensation should be contingent upon the achievement of specific predetermined corporate objectives as well as upon each executive officer’s individual level of performance;

  compensation levels should reflect the Company’s past performance and expectations of future performance;

  compensation levels should be competitive with compensation generally being paid to executives in the Company’s industry to ensure the Company’s ability to attract and retain experienced and well-qualified executives; and

  a significant portion of executive officer compensation should be paid in the form of equity-based incentives to closely link stockholder and executive interests.

     The Compensation Committee also considered the Company’s financial performance in Fiscal 2006, certain milestones achieved by the Company, and individual executive officer duties. The Compensation Committee periodically compares all of the compensation components of the Company’s executive officers with data on individuals in similar positions at other organizations. In 2006, the Company also used a third party executive benchmarking company, AON, to help in determining appropriate levels of compensation. AON set its benchmarking data based on technology companies with revenue of less than $100M because the Company has been recruiting mainly from the semiconductor industry, which is included in the technology sector. AON was retained by the Company on behalf of the Compensation Committee but reports directly to the Compensation Committee.

     Additional factors which the Compensation Committee considered with respect to each executive officer’s compensation package for Fiscal 2006 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years. Also, the Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors as well as the progress made with respect to the Company’s long-term goals and strategies.

     The Company does not have a policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines, on a case-by-case basis, the appropriate level and mix of the various compensation components.

Base Salary

     Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Fiscal 2006 base salaries for the Company’s executive officers were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Generally, salary decisions for the Company’s executive officers are made at the beginning of each fiscal year. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation. Base salary levels for each of the Company’s executive officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. In addition the Compensation Committee took into consideration the benchmarking data presented by AON, to generally set the base pay for each of the executive officers at the 50th percentile for compensation for the peer group.

Incentive Cash Bonuses

     Cash bonuses are designed to reward short-term performance and achievement of designated strategic objectives. Therefore, in determining bonus compensation for the Company’s executive officers, the Compensation Committee evaluates the Company’s achievement of its strategic objectives, as well as the actual performance of each executive officer. The balance of cash-incentive versus equity-based bonus compensation is driven both by the individual’s performance as well as by the Company’s overall performance and situation. Future bonus compensation, if any, will be awarded based on the factors described above as well as any additional factors the Compensation Committee deems necessary. In addition the Compensation Committee took into consideration the benchmarking data presented by AON to set the overall target compensation, including base pay and bonus, in the 75th percentile for the peer group.

Long-Term Equity Incentive Awards

     Equity-based compensation and ownership ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company. The Compensation Committee believes that equity award participation aligns the interests of executive officers with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer term view and may help to retain such persons. Long-term equity incentive compensation, in the form of stock options and restricted stock awards, allows executive officers to share in any appreciation in the value of the Company’s common stock, while encouraging executive officers to remain with the Company and promote the Company’s success. In general, the Compensation Committee awards stock options to the Company’s executive officers, which vest over four years, with exercise prices equal to the market price of a share of the Company’s common stock on the date of grant allowing executive officers to benefit from these stock option grants only to the extent that the price of the Company’s common stock increases which also benefits the Company’s stockholders. Executive officers also benefit from restricted stock awards which vest over four years based on time of service, in addition to performance-based restricted stock awards which vest upon reaching certain performance metrics, including achieving revenue, gross margin and net income financial objectives. When establishing equity award grant levels, the Compensation Committee considers general corporate performance, individual performance, the Chief Executive Officer’s recommendations (except with respect to his own equity award grant levels), level of seniority and experience, existing levels of stock ownership, previous grants of equity awards, vesting schedules of outstanding equity awards and the current stock price.

     The Compensation Committee generally grants an initial equity award to executive officers at the time they commence employment, consistent with the size of equity awards granted to peers within and outside the industry at similar levels of seniority. AON’s benchmarking data is used to help establish the appropriate level of the grants to help the overall compensation for executive officers be in the 75th percentile as compared to the peer group. In addition, the Compensation Committee may make performance-based grants from time to time, as it deems appropriate. In making such performance-based grants, the Compensation Committee considers individual contributions to the Company’s financial, operational and strategic objectives.

     The Company has utilized both time-based and performance-based restricted stock grants for its executive officers. Time-based restricted stock grants have been made based on individual performance for the year and vest over a four year period. Separate restricted stock grants have also been granted which vest 100% upon reaching certain performance metrics including revenue, gross margin and net income financial targets, achieved in one fiscal year. The restricted stock awards for these predetermined guidelines will expire after five years if they have not vested. Currently, Mr. Feldt has the authority to grant up to 15,000 shares of restricted stock or an option to purchase up to 15,000 shares of common stock to non-executive officers. Although it is the Compensation Committee’s responsibility to establish the grants to the executive officers of the Company, the total grants are presented to the Board of Directors for informational purposes.

Benefit Plans

     The Company also offers various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase shares of the Company’s common stock at a discount, and offers a 401(k) Plan, which allows employees to invest in a wide array of funds on a pre-tax basis.

Chief Executive Officer Compensation

     Compensation for the Company’s Chief Executive Officer and President was determined in accordance with the policies applicable to the Company’s other executive officers described above. In addition, the Compensation Committee considered the Company’s overall performance, the performance of the management team, compensation paid by competing companies, and the Company’s prospects, among other objective and subjective factors.

     Mr. Feldt’s base salary for Fiscal 2006 was $300,000, which represents an increase of $50,000 over his annual base salary for Fiscal 2005. Mr. Feldt earned bonus compensation of $263,790 for Fiscal 2006, which was paid in 2007. The number of equity awards granted to Mr. Feldt in Fiscal 2006 is set forth in the table captioned “Grants of Plan-Based Awards” below. The total equity awards held by Mr. Feldt at December 31, 2006 are set forth in the tables captioned “Outstanding Equity Awards at Fiscal 2006 Year End” and “Option Exercises and Stock Vested” below. The Compensation Committee believes Mr. Feldt’s compensation as Chief Executive Officer is consistent with the compensation received by chief executive officers at companies within the same industry in which the Company operates, as adjusted to reflect the relative size of the Company to such comparable companies. The goal is to achieve a 50th percentile in base salary and a 75th percentile based on inclusion of bonus.

Tax Deductibility of Executive Compensation

     In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated there under. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objectives, substantially all executive compensation paid will not be subject to the deduction limitations of Section 162(m) of the Code.

     The Compensation Committee also takes into consideration the Company Stock Ownership Guidelines which are intended to encourage executive officers to have a portion of their personal wealth tied to the Company’s share value. The Compensation Committee also considers the impact of accounting for the various elements of compensation when deciding to grant equity awards to executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and has recommended to the Board of Directors that the disclosure be included in this Proxy Statement and the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006.

     Respectfully submitted by the Compensation Committee.

THE COMPENSATION COMMITTEE*:
Dr. Peter W. Cowden (Chair)
Edward C. Grady
Dr. Gerald L. Wilson**

*	Allan H. Cohen was appointed to the Compensation Committee in April 2007.

**	Was a member of the Compensation Committee until April 2007.

SUMMARY COMPENSATION TABLE FOR 2006

     The following table sets forth the annual and long-term compensation of our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2006 and whose salary and bonus exceeded $100,000 for Fiscal 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
					Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Stock Awards	Grants	Compensation	Earnings	Compensation	Total
Position(s)	Year	($)	($)(2)	($)(1)(3)(4)(5)	(1)(3)(4)($)	($)	($)	($)(6)(7)	($)
Richard M. Feldt,
Chief Executive
Officer, President
and Director	2006	$298,075	$263,790	$—	$1,440,484	N/A	N/A	$—	$2,002,349
Donald M. Muir,
Vice President,
Chief Financial
Officer, Secretary
and Treasurer	2006	$194,705	$115,991	$—	$—	N/A	N/A	$—	$310,696
Dr. J. Terry Bailey,
Senior Vice
President, Marketing
and Sales	2006	$200,004	$117,242	$—	$240,874	N/A	N/A	$750	$558,870
Richard G. Chleboski,
Vice President
Worldwide
Expansion	2006	$189,231	$111,378	$—	$293,909	N/A	N/A	$750	$595,268
Dr. Brown F. Williams,
Vice President,
Science and
Engineering	2006	$224,038	$131,895	$260,322	$218,282	N/A	N/A	$—	$834,537
____________________

(1)	We did not grant any stock appreciation rights or make any long-term incentive plan payouts to the Named Executive Officers during Fiscal 2006.

(2)	Represents bonuses earned during the fiscal year and paid in the following fiscal year.

(3)	Donald M. Muir’s option and restricted stock grants were based on his commencement of employment with the Company and were granted on February 23, 2006. Mr. Muir left the Company on January 2, 2007. In connection with his departure, Mr. Muir received accelerated vesting of 12,500 shares of restricted stock that were scheduled to vest on February 23, 2007 with a market value of $107,375. All other options and restricted stock awards granted to Mr. Muir in Fiscal 2006 were canceled.

(4)	The stock option awards include grants to the Named Executive Officers (other than to Mr. Muir discussed above) based on performance for the year ended December 31, 2005. Mr. Feldt received an option to purchase 150,000 shares of common stock, Dr. Bailey and Mr. Chleboski received options to purchase 40,000 shares of common stock each and Dr. Williams received an option to purchase 65,000 shares of common stock. These options vest over four years. The stock option awards are valued using the Black-Scholes model.

(5)	Performance-based restricted stock awards were granted to the Named Executive Officers. Mr. Feldt received 300,000 restricted shares, while Dr. Bailey, Mr. Chleboski, Mr. Muir and Dr. Williams each received 100,000 restricted shares. The shares are subject to performance vesting conditions. The shares will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2010: (a) $300 million in revenue, (b) 35% gross margin and (c) 7% net income, as adjusted by the plan. All amounts will include the Company’s pro rata share of any joint venture operating results. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest. The performance based awards are valued at the grant date fair value.

(6)	No Named Executive Officers received any other perquisites or other personal benefits in excess of $10,000 during Fiscal 2006. The compensation described in this table does not include medical, group life insurance and other benefits received by the Named Executive Officers which are available generally to all of our salaried employees.

(7)	Represents matching contributions to the 401(k) plan account of the Named Executive Officers for Fiscal 2006.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth information regarding all equity based incentive plan awards that were made to the Named Executive Officers during Fiscal 2006.

Grants of Plan-Based Awards
for Fiscal Year Ended December 31, 2006

						All Other
					All Other	Option
					Stock	Awards:	Exercise
					Awards:	Number of	or Base
					Number of	Securities	Price of	Grant Date/Fair
					Shares of	Underlying	Option	Value of Stock
		Estimated Future Payouts Under			Stock or	Options	Awards	and Option
Name	Grant Date	Equity Incentive Plan Awards(3)(5)			Units (#)(1)	(#)(1)(2)	($/sh)	Awards($)(3)(4)
		Threshold	Target	Maximum
		(#)	(#)	(#)
Richard M. Feldt	2/27/2006	—	300,000	—	—	150,000	15.09	6,589,305
Donald M. Muir	2/23/2006	—	—	—	50,000	225,000	14.50	3,697,498
Donald M. Muir	2/27/2006	—	100,000	—	—	—	—	1,509,000
Dr. J.Terry Bailey	2/27/2006	—	100,000	—	—	40,000	15.09	2,058,948
Richard G. Chleboski	2/27/2006	—	100,000	—	—	40,000	15.09	2,058,948
Dr. Brown F. Williams	2/27/2006	—	100,000	—	—	65,000	15.09	2,402,665
____________________

(1)	Donald M. Muir’s option and restricted stock grants were based on his commencement of employment with the Company with a grant date of February 23, 2006. Mr. Muir left the Company on January 2, 2007. In connection with his departure, Mr. Muir received accelerated vesting of 12,500 shares of restricted stock that were scheduled to vest on February 23, 2007 with a market value of $107,375. All other options and restricted stock awards granted to Mr. Muir in Fiscal 2006 were canceled.

(2)	The awards include grants to the Named Executive Officers (other than to Mr. Muir discussed above) based on performance for the year ended December 31, 2005. Mr. Feldt received an option to purchase 150,000 shares of common stock, Dr. Bailey and Mr. Chleboski received options to purchase 40,000 shares of common stock each and Dr. Williams received an option to purchase 65,000 shares of common stock. These options vest over four years.

(3)	Performance-based restricted stock awards were granted to the Named Executive Officers. Mr. Feldt received 300,000 restricted shares, while Dr. Bailey, Mr. Chleboski, Mr. Muir and Dr. Williams each received 100,000 restricted shares. The shares are subject to performance vesting conditions. The shares will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2010: (a) $300 million in revenue, (b) 35% gross margin and (c) 7% net income, as adjusted by the plan. All amounts will include the Company’s pro rata share of any joint venture operating results. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest.

(4)	Grant date value is used for the valuation of all restricted stock awards and options are valued using the Black-Scholes pricing model.

(5)	There is no “threshold” or “maximum” with respect to these awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth all outstanding equity awards as of December 31, 2006. Options vest equally over a four year period and have an expiration date of 10 years from grant date. Time based restricted stock awards vest in four equal installments on the anniversary of grant date, except as noted below.

Outstanding Equity Awards at Fiscal 2006 Year End
	Options					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan				Market	Number of	Value of
			Awards:			Number	Value of	Unearned	Unearned
		Number of	Number of			of Shares	Shares	Shares,	Shares,
	Number of	Securities	Securities			or Units	or Units	Units or	Units or
	Securities	Underlying	Underlying			of Stock	of Stock	Other	Other
	Underlying	Unexercised	Unexercised	Option		That	That	Rights	Rights That
	Unexercised	Options (#)	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Options (#)	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	(2)	(#)	($)	Date	(#) (2)	($)	(#)(1)	($)
Richard M. Feldt	1,138,000	500,000		1.61	12/10/2013
	62,500	187,500		7.30	3/3/2015
		150,000		15.09	2/24/2016
								300,000	4,527,000

Donald M. Muir		225,000		14.50	2/23/2016
						50,000	378,500
								100,000	1,509,000

Dr. J. Terry Bailey	55,000	100,000		2.40	8/6/2014
	5,000	15,000		7.30	3/3/2015
		40,000		15.09	2/24/2016
								100,000	1,509,000

Richard G. Chleboski	5,428			0.87	6/2/2008
	34,642			0.87	7/26/2009
	23,094			2.17	1/11/2010
	6,928			4.55	5/31/2010
	34,642			14.00	11/1/2010
	15,000			2.59	12/7/2011
	37,500	12,500		1.54	5/9/2013
	168,750	56,250		2.00	11/17/2013
	12,500	37,500		7.30	3/3/2015
		40,000		15.09	2/24/2016
								100,000	1,509,000

	Options					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market
			Incentive					Awards:	or Payout
			Plan				Market	Number of	Value of
			Awards:			Number	Value of	Unearned	Unearned
		Number of	Number of			of Shares	Shares	Shares,	Shares,
	Number of	Securities	Securities			or Units	or Units	Units or	Units or
	Securities	Underlying	Underlying			of Stock	of Stock	Other	Other
	Underlying	Unexercised	Unexercised	Option		That	That	Rights	Rights That
	Unexercised	Options (#)	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Options (#)	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	(2)	(#)	($)	Date	(#) (2)	($)	(#)(1)	($)
Dr. Brown F. Williams	923			4.55	3/14/2010
	923			4.55	5/31/2010
	923			4.55	7/10/2010
	923			6.50	8/1/2010
	923			6.50	8/23/2010
	923			6.50	9/6/2010
	923			6.50	9/28/2010
	1,000			19.00	11/2/2010
	1,000			7.88	12/13/2010
	1,000			10.00	2/15/2011
	1,000			10.00	2/16/2011
	1,000			11.04	4/18/2011
	1,000			12.65	5/31/2011
	1,000			7.59	7/25/2011
	2,000			5.00	9/5/2011
	39,999			3.36	11/11/2014
	5,000	15,000		7.30	3/3/2015
		65,000		15.09	2/24/2016
						75,000	567,750
								100,000	1,509,000
____________________

(1)	Represents performance-based restricted stock awards under the 2000 Plan granted on February 27, 2006. The shares are subject to performance vesting conditions. The shares will vest only upon the achievement of all of the following accomplishments within a calendar year by December 31, 2010: (a) $300 million in revenue, (b) 35% gross margin and (c) 7% net income, as adjusted by the plan. All amounts will include the Company’s pro rata share of any joint venture operating results. At the present time the Company believes that it is unlikely that the performance criteria for these performance-based stock awards will be achieved and, accordingly, does not expect such shares to vest.

(2)	Donald M. Muir’s option and restricted stock grants were based on his commencement of employment with the Company with a grant date of February 23, 2006. Mr. Muir left the Company on January 2, 2007. In connection with his departure, Mr. Muir received accelerated vesting of 12,500 shares of restricted stock that were scheduled to vest on February 23, 2007 with a market value of $107,375. All other options and restricted stock awards granted to Mr. Muir in Fiscal 2006 were canceled.

OPTIONS EXERCISES AND STOCK VESTED

     The following table sets forth all stock options that were exercised or restricted stock awards that vested in Fiscal 2006, including the value realized upon exercise or vesting.

Option Exercises and Stock Vested
for Fiscal Year Ended December 31, 2006

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Share	Value
	Acquired on	Realized	Acquired	Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name of Executive Officer	(#)	($)	(#)	($)
Richard M. Feldt	200,000	2,624,539	—	—
Donald M. Muir	—	—	—	—
Dr. J. Terry Bailey (1)	30,902	329,229	—	—
Richard G. Chleboski	12,277	118,621	—	—
Dr. Brown F. Williams (1)	93,738	945,661	25,000	194,500
____________________

(1)	The shares and value realized include shares purchased through the Company’s Employee Stock Purchase Plan.

DIRECTOR COMPENSATION

     The following table sets forth information regarding the compensation earned by or awarded to each non-employee director who served on the Company’s Board of Directors for Fiscal 2006.

Director Compensation
for Fiscal Year Ended December 31, 2006

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid		Option	Incentive Plan	Compensation	All Other
	in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Allan H. Cohen	$16,000	N/A	$137,181	N/A	N/A	N/A	$153,181
Dr. Peter W. Cowden (2)	$—	N/A	$140,737	N/A	N/A	N/A	$140,737
Edward C. Grady	$17,500	N/A	$75,081	N/A	N/A	N/A	$92,581
Dr. Gerald L. Wilson	$10,000	N/A	$74,984	N/A	N/A	N/A	$84,984
Michael El-Hillow (1)	$20,000	N/A	$137,084	N/A	N/A	N/A	$157,084
Philip J. Deutch (3)	$3,000	N/A	$26,853	N/A	N/A	N/A	$29,853
Timothy Woodward (3)	$4,500	N/A	$26,853	N/A	N/A	N/A	$31,353
____________________

(1)	On January 2, 2007, Mr. El-Hillow was appointed Chief Financial Officer and Secretary of the Company, and resigned from the Board.

(2)	Dr. Cowden was elected to the Board of Directors on October 26, 2006.

(3)	Mr. Deutch’s and Mr. Woodward’s terms expired on June 8, 2006.

     Non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees of the Board of Directors on which they serve. Directors are also eligible to participate in the Amended and Restated 2000 Stock Option and Incentive Plan. On June 20, 2007, our Board of Directors approved a revised Compensation Policy for Directors effective July 1, 2007. Under this Policy, directors will receive a grant of 10,000 restricted shares of the Company’s common stock on July 25, 2007, or such later date upon their initial election or appointment to the Board, and 5,000 restricted shares of the Company’s common stock at each annual meeting beginning in 2008. Each director must hold the restricted shares until he leaves the Board, at which time the shares fully vest if the director has been on the Board for at least two years. Directors receive an annual retainer of $20,000 ($30,000 for the lead director) and $1,500 for each meeting in person and $750 telephonically, for full Board and each committee meeting. The committee chairs receive the following annual retainers: Audit Committee-$12,000; Compensation Committee-$6,000 and Nominating and Corporate Governance Committee-$6,000.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under equity compensation plans:

Number of Securities
Remaining Available for
	Number of Securities to		Future Issuance Under
	Be Issued upon Exercise	Weighted-average	Equity Compensation
	of Outstanding Options,	Exercise Price of	Plans (Excluding
	Stock Awards, Warrants	Outstanding Options,	Securities Reflected in
	and Rights	Warrants and Rights	Column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by
security holders	6,437,971	$5.96	3,050,697
Equity compensation plans not approved by
security holders	—	—	—
Total	6,437,971	$5.96	3,050,697

CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

     We have entered into Change of Control Severance Agreements with our Chief Executive Officer, Richard M. Feldt, dated June 14, 2007 (the “Feldt Agreement”); our Chief Financial Officer, Michael El-Hillow, dated June 14, 2007 (the “El-Hillow Agreement”); our Vice President of Science and Engineering, Brown F. Williams, dated June 14, 2007 (the “Williams Agreement”); our Senior Vice President of Marketing and Sales, Terry Bailey, dated June 14, 2007 (the “Bailey Agreement”); our Vice President of Worldwide Expansion, Richard G. Chleboski, dated June 14, 2007 (the “Chleboski Agreement”); and our Vice President of Human Resources, Gary T. Pollard, dated June 14, 2007 (the “Pollard Agreement”) and together with the Feldt Agreement, the El-Hillow Agreement, the Williams Agreement, the Bailey Agreement, and the Chleboski Agreement, the “Agreements”.

     The Feldt Agreement provides that upon the consummation of a change of control: (i) all of the employee’s outstanding equity awards will immediately vest and become exercisable or released from the Company’s repurchase or reacquisition right, and (ii) all performance targets for all of the employee’s performance-based equity awards will be deemed fully achieved. All of the other Agreements provide that upon the consummation of a change of control: (i) all of the employee’s outstanding equity awards will immediately vest and become exercisable or released from the Company’s repurchase or reacquisition right as to (A) that number of unvested shares that would have vested during the period between the equity awards’ most recent vesting date (or the grant date, if no vesting date has been reached) and the change of control as if the equity awards had been granted with a monthly vesting schedule and (B) that number of unvested shares that would have otherwise vested during the last twelve months of each equity awards’ vesting schedule, and (ii) all performance targets for all of the employee’s performance-based equity awards will be deemed fully achieved on the first anniversary of the change of control if the employee is employed on such date.

     The Agreements provide certain severance benefits if, within twelve months following a change of control, the Company or its affiliates terminates the employee’s employment without cause or the employee resigns his or her employment for good reason. The Feldt Agreement provides (i) eighteen months of continued payment of the employee’s annual base salary and target bonus for the year of termination and (ii) eighteen months of Company-paid coverage for the employee and the employee’s eligible dependents under the Company’s benefit plans. The other Agreements provide (i) twelve months of continued payment of the employee’s annual base salary and target bonus for the year of termination, (ii) twelve months of Company-paid coverage for the employee and the employee’s eligible dependents under the Company’s benefit plans, and (iii) all of the employee’s outstanding equity awards will immediately vest and become exercisable or released from the Company’s repurchase or reacquisition right. Payment of the severance benefits under the Agreements will be delayed as required by Section 409A of the Code.

     In the event that the severance and other benefits provided for in the Feldt Agreement, El-Hillow Agreement and Williams Agreement constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, the employee will receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the federal and state income and employment taxes and additional excise taxes arising from the payments made to the employee by the Company. In the event that the severance and other benefits provided to employees pursuant to the Bailey Agreement, the Chleboski Agreement, and the Pollard Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such employee’s benefits under the Agreement shall be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the employee, on an after-tax basis, of the greatest amount of benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except for the compensation agreements and other arrangements that are described under “Change of Control and Severance Agreements,” the Company is not a party to, and there is not currently proposed, any transaction or series of similar transactions in which the amount exceeded or will exceed $120,000 and in which any related person, including any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated therewith, had a material interest. We have adopted a policy that all transactions between the Company and any of our officers, directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested members of our Board of Directors.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to, among other things, indemnify each of our directors and executive officers for any and all expenses (including attorney fees), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by us, which approval may not be unreasonably withheld), in connection with any action, suit or proceeding arising out of the individual’s status as a director or executive officer of the Company and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by us.

CHANGES IN CONTROL

     The Company is not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT AND RELATED FEES FOR FISCAL 2005 AND 2006

     The following table sets forth a summary of the fees and expenses billed to us by PricewaterhouseCoopers LLP for professional services for the fiscal years ended December 31, 2005 and 2006, respectively:

	2005	2006
Audit Fees (1)	$604,490	$803,594
Audit-Related Fees (2)	—	—
Tax Fees (3)	25,138	4,825
All Other Fees (4)	—	1,500
Total	$629,628	$809,919
____________________

(1)	Audit Fees represent fees for professional services relating to the audit of our financial statements and the review of the financial statements included in our quarterly reports, advice on accounting matters directly related to the audit and audit services provided in connection with other regulatory filings.

(2)	Audit-Related Fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and not reported under “Audit Fees.”

(3)	Tax Fees principally represent fees for professional services for tax compliance, tax advice and tax return preparation relating to our fiscal year end.

(4)	All Other Fees include licenses to technical accounting research software.

     The Audit Committee meets regularly with PricewaterhouseCoopers LLP throughout the year and reviews both audit and non-audit services performed by PricewaterhouseCoopers LLP as well as fees charged by PricewaterhouseCoopers LLP for such services. In engaging PricewaterhouseCoopers LLP for the services described above, the Audit Committee has determined that the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP’s independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC.

Pre-approval Policies and Procedures

     The chairman of the Audit Committee is appointed to provide pre-approval for further audit and permissible non-audit services proposed by PricewaterhouseCoopers LLP up to $50,000, subject to presenting such decision to the full Audit Committee at its next scheduled meeting. Such an appointment allows PricewaterhouseCoopers LLP to commence an engagement without being delayed due to scheduling. The Audit Committee at the next scheduled meeting would make full approval of further services.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of shares of the Company’s common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Abstentions have the same effect as a vote against the proposal.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

     Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

STOCKHOLDER PROPOSALS

     For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2008 Annual Meeting of Stockholders, the written proposal must be received at our offices at 138 Bartlett Street, Marlboro, Massachusetts 01752 no later than February 26, 2008. If the date of the 2008 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting of Stockholders, the deadline for inclusion of proposals in the Company’s proxy statement is instead a reasonable time before the Company begins to print and mail its proxy materials. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

     For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must provide the information required by the Company’s bylaws and give timely notice to the Company in accordance with the Company’s bylaws, which, in general, require that the notice be received by the Company not earlier than the close of business on January 27, 2008, and not later than the close of business on February 26, 2008. If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2007 Annual Meeting of Stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 must be received no earlier than the close of business on the 90th day prior to the meeting and no later than the close of business on the later of the following two dates: (i) the 60th day prior to the meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. A copy of the relevant bylaw provision is available upon written request to Evergreen Solar, Inc., 138 Bartlett Street, Marlboro, Massachusetts 01752, Attention: Secretary.

EVERGREEN SOLAR, INC.
138 BARTLETT STREET
MARLBORO, MA 01752

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Evergreen Solar, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Evergreen Solar, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SOLAR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EVERGREEN SOLAR, INC.
The Board of Directors unanimously recommends a vote "FOR" the listed nominees and a vote "FOR" proposal 2.
Vote on Director					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect the following two members of the Board of Directors to serve as Class I Directors for a term of three years.
Nominees: 01) Richard M. Feldt and 02) Edward C. Grady					☐	☐	☐

									For	Against	Abstain

2.					To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.				☐	☐	☐

3.					To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS; AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

For address changes, please check this box and write them on the back where indicated.				☐	Note:						Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Please indicate if you plan to attend this meeting.		Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

EVERGREEN SOLAR, INC.
Proxy for Annual Meeting of Stockholders
July 25, 2007
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard M. Feldt and Michael El-Hillow, and each of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of stock of Evergreen Solar, Inc. (the "Company") which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of Evergreen Solar, Inc. to be held on Wednesday, July 25, 2007, at 10:00 a.m. Eastern Time, at the Courtyard by Marriott, 75 Felton Street, Marlboro, MA 01752, and at any continuation or adjournments thereof, with all powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated on or about June 25, 2007, and a copy of the Evergreen Solar, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Evergreen Solar, Inc., gives notice of such revocation.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)